EXHIBIT 3.1.4

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GILMAN + CIOCIA, INC.

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            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
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      The undersigned, being a duly authorized officer of Gilman + Ciocia, Inc.
(the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

      FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

                  "FIRST": Name. The name of the corporation shall be Gilman
            Ciocia, Inc. (herein after referred to as the "Corporation").

      SECOND:That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have signed this Certificate on January 28, 2008.


                                          GILMAN + CIOCIA, INC.


                                          By: /s/ Ted Finkelstein
                                             --------------------
                                              Name:  Ted Finkelstein
                                              Title: Vice President